Exhibit 99.1

GlobalSCAPE Appoints Robert H. Alpert and C. Clark Webb to the Board of Directors
SAN ANTONIO – June 14, 2018 – GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, has appointed Robert H. Alpert and C. Clark Webb to the Board of Directors. With these changes, GlobalSCAPE’s Board now has seven directors, six of whom are independent.

Mr. Alpert brings to GlobalSCAPE’s board of directors nearly 30 years of executive and financial experience. He is the co-founder and principal of 210 Capital, LLC.  He is also, the CO-CEO and Chairman of the Board of P10 Holdings, Inc., Chairman of the Board of Crossroads Systems, Inc. and a director of Elah Holdings, Inc. Prior to founding 210 Capital, Robert was the founder and portfolio manager of Atlas Capital Management, LP, a long-short strategy investment adviser from October 1995 to September 2015.  Robert was responsible for the investments and operations of Atlas.  Robert holds a BA from Princeton University (1987) and an MBA from Columbia University (1990).  Robert is married with three children.

Mr. Webb is Founder and Managing Member of P10 Capital Management, LLC, Co-CEO of P10 Holdings, Inc., and Co-Founder and Principal of 210 Capital, LLC.  Previously, Clark was Co-Portfolio Manager of the Lafayette Street Fund, a multi-billion dollar opportunistic equity strategy, and a Partner at Select Equity Group, L.P. Clark holds a BA from Princeton University.  Clark is currently Chairman of the Board of Elah Holdings, Inc., and a director of Crossroads Systems, Inc. and P10 Holdings, Inc.

Management Commentary from Matt Goulet, President and CEO of GlobalSCAPE
“We believe the addition of Mr. Alpert and Mr. Webb to our Board demonstrates that GlobalSCAPE is continuing its positive forward progress. As large shareholders of the company, both Robert and Clark have developed an intimate understanding of our business, and bring to the organization valuable experience and insights at a pivotal stage in our evolution. We look forward to benefiting from their collective guidance as we transition GlobalSCAPE into a cloud-based software and services MFT provider, and capitalize on several key growth opportunities that can scale our business going forward.”

About GlobalSCAPE
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside your business, between people and places, in and out of the cloud.  GlobalSCAPE provides technology that automates your work and secures your data, while giving visibility to those who need it. GlobalSCAPE makes business flow brilliantly. For more information, visit http://www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017  filed with the SEC on June 14, 2108; the discovery of additional information relevant to the internal investigation; the conclusions of the Company’s Audit Committee (and the timing of the conclusions) concerning matters relating to the internal investigation; the timing of the review by, and the conclusions of, GlobalSCAPE’s independent registered public accounting firm regarding the internal investigation and GlobalSCAPE’s financial statements; the possibility that additional errors relevant to the recently completed restatement may be identified; pending litigation and other proceedings and the possibility of further legal proceedings adverse to GlobalSCAPE resulting from the restatement or related matters; and the costs associated with the restatement and the investigation.

GlobalSCAPE Press Contact
Contact: Lisa Kilpatrick
Phone Number: (210) 308-8267
 Email: PR@GlobalSCAPE.com

GlobalSCAPE Investor Relations Contact
Contact: Matt Glover or Najim Mostamand, CFA
Phone Number: (949) 574-3860
Email: IR@GlobalSCAPE.com